Exhibit 99.1

FOR IMMEDIATE RELEASE

Frontier Communications Announces Restructuring Support Agreement
to Support Continued Investment in Long-Term Growth

Restructuring Support Agreement Supported by More Than 75% of Bondholders;
Files Voluntary Chapter 11 Petitions to Implement Agreed-Upon Terms of Financial Restructuring Plan

Continuing to Provide Uninterrupted Service to Customers across the U.S.;
Trade Vendors Unimpaired for Pre- and Post-Petition Obligations

Plan Expected to Reduce Debt by More Than $10 Billion

Secures Commitments for $460 Million in Debtor-in-Possession Financing;
Combined with Cash on Hand Totals Over $1.1 Billion in Liquidity

NORWALK, Conn., April 14, 2020 – Frontier Communications Corporation (NASDAQ: FTR) (“Frontier” or the “Company”) today announced that, together with its subsidiaries, it has entered into a Restructuring Support Agreement (“RSA”) with bondholders representing more than 75% of Frontier’s approximately $11 billion in outstanding unsecured bonds (the “Bondholders”). The RSA contemplates agreed-upon terms for a pre-arranged financial restructuring plan (the “Plan”) that leaves unimpaired all general unsecured creditors and holders of secured and subsidiary debt. Under the RSA, the Bondholders have, subject to certain terms and conditions, agreed to support implementation of a Plan that is expected to reduce the Company’s debt by more than $10 billion and provide significant financial flexibility to support continued investment in its long-term growth. To implement the Plan, the Company and its direct and indirect subsidiaries voluntarily filed petitions under Chapter 11 of the United States Bankruptcy Code in the Southern District of New York.

Frontier expects to continue providing quality service to its customers without interruption and work with its business partners as usual throughout the court-supervised process. The Company has sufficient liquidity to meet its ongoing obligations. Under the RSA, trade vendors will be unimpaired for both pre- and post-petition obligations.

“We are undertaking a proactive and strategic process with the support of our Bondholders to reduce our debt by over $10 billion on an expedited basis. We are pleased that constructive engagement with our Bondholders over many months has resulted in a comprehensive recapitalization and restructuring. We do not expect to experience any interruption in providing services to our customers,” said Robert Schriesheim, Chairman of the Finance Committee of the Board of Directors. “With a recapitalized balance sheet, we will have the financial flexibility to reposition the Company and accelerate its transformation by allocating capital resources and adding talent to enhance our service offerings to our customers while optimizing value for our stakeholders. Under the RSA, our trade vendors will be paid for goods and services provided both before and after the filing date.”

“With this agreement with our Bondholders, we can now focus on executing our strategy to drive operational efficiencies and position our business for long-term growth,” said Bernie Han, President and Chief Executive Officer. “At the same time, the COVID-19 pandemic continues to impact the entire business community, and our team is focused on ensuring the health and safety of our employees and customers. The services we provide to our customers keeps them connected, safe and informed, and I would like to thank our team for their continued dedication, especially in light of the current environment.”

In conjunction with the proposed financial restructuring, Frontier received commitments for $460 million in debtor-in-possession (“DIP”) financing. Following Court approval, the Company’s liquidity will total over $1.1 billion comprising the DIP financing and the Company’s more than $700 million cash on hand. This liquidity, combined with cash flow generated by the Company’s ongoing operations, is expected to be available and sufficient to meet Frontier’s operational and restructuring needs. The DIP financing agreement provides for the additional financing to convert to a revolving exit facility upon emergence.

In addition, the Company intends to proceed with the sale of its Washington, Oregon, Idaho, and Montana operations and assets to Northwest Fiber for $1.352 billion in cash, subject to certain closing adjustments, on or around April 30, 2020, and will seek Court approval to complete the transaction on an expedited basis.

In conjunction with the Chapter 11 filing, Frontier will file a number of customary first day motions with the Bankruptcy Court. These motions will allow the Company to continue to operate in the normal course of business without interruption or disruption to its relationships with its customers, vendors and employees. The Company expects to receive Court approval for these requests.

Additional Information

Additional information regarding Frontiers’ financial restructuring is available at www.frontierrestructuring.com. Court filings and information about the claims process are available at https://cases.primeclerk.com/ftr, by calling the Company’s claims agent, Prime Clerk, toll-free at (877)-433-8020 or sending an email to ftrinfo@primeclerk.com.

Kirkland & Ellis LLP is serving as legal advisor, Evercore is serving as financial advisor and FTI Consulting, Inc. is serving as restructuring advisor to the Company.

About Frontier Communications

Frontier Communications Corporation (NASDAQ: FTR) offers a variety of services to residential and business customers over its fiber-optic and copper networks in 29 states, including video, high-speed internet, advanced voice, and Frontier Secure® digital protection solutions.

Forward-Looking Statements

This press release contains “forward-looking statements” related to future events. Forward-looking statements contain words such as “expect,” “anticipate,” “could,” “should,” “intend,” “plan,” “believe,” “seek,” “see,” “may,” “will,” “would,” or “target.” Forward-looking statements are based on management’s current expectations, beliefs, assumptions and estimates and may include, for example, statements regarding the Chapter 11 cases, the DIP financing, the anticipated sale of the Northwest Operations, the Company’s ability to complete the financial restructuring and its ability to continue operating in the ordinary course while the Chapter 11 cases are pending. These statements are subject to significant risks, uncertainties, and assumptions that are difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements, including risks and uncertainties regarding the Company’s ability to successfully complete a reorganization process under Chapter 11, including: consummation of the financial restructuring; potential adverse effects of the Chapter 11 cases on the Company’s liquidity and results of operations; the Company’s ability to obtain timely approval by the bankruptcy court with respect to the motions filed in the Chapter 11 cases; objections to the Company’s financial restructuring, DIP financing, or other pleadings filed that could protract the Chapter 11 cases; employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties; the Company’s ability to comply with the restrictions imposed by the terms and conditions of the DIP financing and other financing arrangements; the Company’s ability to consummate the sale of the Northwest Operations during the Chapter 11 Cases; the Company’s ability to maintain relationships with suppliers, customers, employees and other third parties and regulatory authorities as a result of the Chapter 11 filing; the effects of the Chapter 11 cases on the Company and on the interests of various constituents, including holders of the Company’s common stock; the bankruptcy court’s rulings in the Chapter 11 cases, including the approvals of the sale of the Northwest Operations, the terms and conditions of the financial restructuring and the DIP financing, and the outcome of the Chapter 11 cases generally; the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 cases; risks associated with third party motions in the Chapter 11 cases, which may interfere with the Company’s ability to consummate the financial restructuring or an alternative restructuring; increased administrative and legal costs related to the Chapter 11 process; potential delays in the Chapter 11 process due to the effects of the COVID-19 virus; and other litigation and inherent risks involved in a bankruptcy process. Forward-looking statements are also subject to the risk factors and cautionary language described from time to time in the reports the Company files with the U.S. Securities and Exchange Commission, including those in the Company’s most recent Annual Report on Form 10-K and any updates thereto in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These risks and uncertainties may cause actual future results to be materially different than those expressed in such forward-looking statements. Frontier has no obligation to update or revise these forward-looking statements and does not undertake to do so.

Contacts

Investors: Sheldon Bruha Executive Vice President and Chief Financial Officer SB7874@ftr.com	Luke Szymczak 203-614-5044 Vice President, Investor Relations luke.szymczak@ftr.com	Media: Javier Mendoza 562-305-2345 Vice President, Corporate Communications and External Affairs javier.mendoza@ftr.com	Meaghan Repko / Jed Repko Joele Frank Wilkinson Brimmer Katcher 212-355-4449